                                                                     EXHIBIT 5-a

    AKRON, OHIO            THOMPSON, HINE AND FLORY         (216) 566-5500
 BRUSSELS, BELGIUM             ATTORNEYS AT LAW           FAX (216) 566-5583
  CINCINNATI, OHIO     1100 NATIONAL CITY BANK BUILDING      TELEX 980217
   COLUMBUS, OHIO             629 EUCLID AVENUE
    DAYTON, OHIO          CLEVELAND, OHIO 44114-3070
 LANDOVER, MARYLAND                                         WRITER'S DIRECT
PALM BEACH, FLORIDA                                           DIAL NUMBER
  WASHINGTON, D.C.



                               December 27, 1993




Nordson Corporation
28601 Clemens Road
Westlake, Ohio  44145

Gentlemen:

                         In connection with the filing by Nordson Corporation
(the "Corporation") with the Securities and Exchange Commission (the "Commission") under the provisions of the Securities Act of 1933, as amended, of a Form S-8 Registration Statement (the "Registration Statement") with respect to the Common Shares, without par value, of the Corporation (the "Common Shares") issuable in connection with the Slautterback Corporation 401(k) Profit Sharing Plan (the "Plan"), we have examined the following:

                         1. The Amended Articles of Incorporation and the Code of Regulations of the Corporation, as presently in effect.

                         2. Such records of corporate proceedings and such other documents as we deemed it necessary to examine as a basis for the opinions hereinafter expressed.

                         3. The form of the Registration Statement to be filed with the Commission.

                         4. Copies of the Plan and the records of the proceedings of the Board of Directors of the Corporation relating to the adoption thereof.

                         Based upon the foregoing and legal matters which we
deem relevant, we are of the opinion that:

                         (a) The Corporation is a corporation duly organized and validly existing under the laws of the State of Ohio.

                         (b) The Common Shares, when purchased and paid for in the manner contemplated by the Registration Statement and the Plan, will be validly issued, fully paid, and non-assessable.

                         This opinion is for use in connection with the filing
of the Registration Statement and may be relied upon by you and by the Commission in connection therewith. It may not be relied upon by you or by the Commission for any other purpose, or by any other individual or organization for any purpose, without our prior written consent.

                         We consent to the filing of this opinion with the
Registration Statement and to the use of our name therein.

                                            Very truly yours,



                                            /s/ Thompson, Hine and Flory